Exhibit 10.1

AMENDMENT NO.1 TO
THE OPTIMIZERX CORPORATION
2021 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment No. 1”) to the OptimizeRx Corporation 2021 Equity Incentive Plan (the “2021 Equity Plan”), is hereby adopted as of April 25, 2024, by the Board of Directors (the “Board”) of OptimizeRx Corporation (the “Company”). All capitalized terms used in this Amendment No. 1 not otherwise defined herein shall have the meanings set forth in the 2021 Equity Plan.

WITNESSETH:

WHEREAS, the Company adopted the 2021 Equity Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 12(c) of the 2021 Equity Plan, the Board has the right to amend the 2021 Equity Plan;

NOW, THEREFORE, BE IT RESOLVED, that the 2021 Equity Plan is hereby amended as follows:

1.	That Section 3(a) of the 2021 Equity Plan is amended to read as follows:

(a) Plan Maximums.  Subject to adjustment as described in Section 3(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be 4,450,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed 4,450,000. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan.

2.	Except as specifically set forth herein, the terms of the 2021 Equity Plan shall be and remain unchanged, and the 2021 Equity Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being Amendment No. 1 to the 2021 Equity Plan, as adopted by the Board on April 25, 2024, subject to the approval of the Company’s stockholders in accordance with the terms of the 2021 Equity Plan.